UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2018
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07. - Submission of Matters to a Vote of Security Holders.

ACCO Brands Corporation (the "Company") held its Annual Meeting of Stockholders on May 15, 2018 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders (i) elected the ten director nominees listed below to serve as directors for a term of one year expiring at the 2019 Annual Meeting or until their successors are duly elected and qualified; (ii) ratified the appointment of KPMG LLP to serve as the Company's independent registered public accounting firm for 2018; and (iii) approved in a non-binding advisory vote the compensation of the Company's named executive officers. Set forth below are the voting results for these proposals:

Item 1:	The election of ten directors for a one-year term expiring at the 2019 Annual Meeting of Stockholders

	For	Withheld	Abstain	Broker Non-Votes
James A. Buzzard	88,938,536	94,448	43,854	6,622,090
Kathleen S. Dvorak	88,977,170	56,624	43,044	6,622,090
Boris Elisman	86,545,034	2,336,741	195,063	6,622,090
Pradeep Jotwani	88,766,256	261,349	49,233	6,622,090
Robert J. Keller	88,945,336	83,699	47,803	6,622,090
Thomas Kroeger	88,948,608	79,773	48,457	6,622,090
Ron Lombardi	88,944,883	52,410	79,545	6,622,090
Graciela Monteagudo	88,968,140	63,243	45,455	6,622,090
Hans Michael Norkus	88,775,846	250,864	50,128	6,622,090
E. Mark Rajkowski	88,943,979	83,250	49,609	6,622,090

Item 2:	The ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2018

For	Against	Abstain
95,100,480	499,461	98,987

Item 3:	The approval, by non-binding advisory vote, of the compensation of the Company's named executive officers

For	Against	Abstain	Broker Non-Votes
86,276,514	2,692,409	107,915	6,622,090

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	May 21, 2018	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President,
General Counsel and Corporate Secretary